EXHIBIT 5.1

MASLON EDELMAN BORMAN & BRAND, LLP

3300 Wells Fargo Center, 90 South Seventh Street

Minneapolis, MN 55402-4140

P 612-672-8200

F 612-672-8397

www.maslon.com

July 30, 2014

El Capitan Precious Metals, Inc.

8390 Via de Ventura, Suite F-110

Scottsdale. Arizona 85258

RE:	El Capitan Precious Metals, Inc. Registration Statement on Form S-3 (File No. 333-193208)

Ladies and Gentlemen:

We have acted as counsel to El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”), in connection with the proposed offering and sale by the Company of up to $1,900,000 of the Company’s common stock, $0.001 par value per share (the “Shares”), pursuant to an Equity Purchase Agreement (the “Purchase Agreement”) between the Company and Southridge Partners II, LP (“Southridge”). The Shares are included in a registration statement on Form S-3 (File No. 333-193208) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a base prospectus dated January 24, 2014, filed with the Commission and contained within the Registration Statement (the “Base Prospectus”), and a prospectus supplement dated July 11, 2014, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, including the exhibits thereto, the Purchase Agreement, the Articles of Incorporation and Bylaws of the Company, each as amended to date, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon issuance and delivery of the Shares in accordance with the terms and subject to the conditions set forth in, and in the manner contemplated by, the Purchase Agreement and the Prospectus, receipt by the Company of the consideration for such Shares as provided therein from Southridge (not less than par value), and the proper registration of such Shares on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, the Shares will be validly issued, fully paid and nonassessable.

El Capitan Precious Metals, Inc.

July 30, 2014

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares. The opinions expressed herein are limited to the federal laws of the United States and the corporation laws of the State of Nevada in effect as of the date hereof.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. Our opinion is based on these laws as in effect on the date hereof. In rendering this opinion, we assume no obligation to revise or supplement this opinion should such present laws, regulations or judicial interpretations be changed by legislative or regulatory action, judicial decision or otherwise. The opinion expressed herein is based upon the assumption that there will be no material changes in the documents examined and matters investigated and that at the time of issuance of the Shares there will be authorized but unissued shares of common stock of the Company available in amounts sufficient for such issuance. This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated on or about the date hereof, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Maslon Edelman Borman & Brand, LLP